UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 26, 2017

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)   Appointment of Chief Operating Officer

Effective October 26, 2017, John Kozlowski will assume the role of corporate Chief Operating Officer and will report directly to Arthur P. Bedrosian, Chief Executive Officer.

Mr. Kozlowski, 45, played a leading role in a number of significant operational initiatives, including the integration of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc., as well as corporate-wide efforts to optimize efficiencies.  He joined Lannett in 2009 as Corporate Controller and was promoted last year to Vice President Financial Operations & Corporate Controller.  He earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

(e)   Compensatory Arrangement

Mr. Kozlowski entered into a Restated Employment Agreement with the Company dated October 26, 2017, pursuant to which he will receive a base salary of $325,000 per year, 6,930 restricted shares of common stock of the Company, other benefits, and will be eligible to participate in the Company’s bonus and equity plans.  He will also receive a severance payment of 18 months of base salary and certain other severance benefits if he is terminated without cause and is subject to certain restrictive covenants as part of the agreement.  The Employment Agreement provides for an initial term of one year with additional one year terms until terminated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

10.46	Restated Employment Agreement of John Kozlowski dated October 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: November 1, 2017